SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported) July 27, 1994


                     E. I. du Pont de Nemours and Company
            (Exact Name of Registrant as Specified in Its Charter)


            Delaware                   1-815              51-0014090
    (State or Other Jurisdiction     (Commission       (I.R.S Employer
         of Incorporation)           File Number)     Identification No.)


                              1007 Market Street
                          Wilmington, Delaware  19898
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (302) 774-1000















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Item 7.  Financial Statements and Exhibits

          In connection with Debt Securities that may be offered on a delayed or continuous basis under Registration Statements on Form S-3 (No. 33-48128 and No. 33-53327), we hereby file the following press release.


     Exhibit
     Number                        Description of Exhibit
     -------          -------------------------------------------------

       99             Copy of the Registrant's Earnings Press Release,
                        dated July 27, 1994









































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                                  SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                 E. I. DU PONT DE NEMOURS AND COMPANY
                                             (Registrant)




                                           /s/ D. B. Smith
                                 ------------------------------------
                                             D. B. Smith
                                         Assistant Controller




July 27, 1994

























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                                 EXHIBIT INDEX




Exhibit
Number                                 Description
- -------          -------------------------------------------------------

  99             Copy of the Registrant's Earnings Press Release, dated
                   July 27, 1994.







































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                                                  EXHIBIT 99




                                    Contact:  Mike Ricciuto
                                              (302) 774-2883



          WILMINGTON, Del., July 27 -- DuPont reported net income for the second quarter of 1994 of $792 million, or $1.16 per share, a record high for any quarter, up 53 percent from the $516 million, or $.76 per share, earned in the second quarter 1993.
          Earnings per share for the first six months of 1994 were $2.10, also a record, compared to $1.49 earned in 1993. Excluding nonrecurring charges from both periods, second quarter 1994 net income was up 56 percent, and first half 1994 net income was up 48 percent.
          "This impressive performance reflects tremendous efforts by our employees to improve productivity and grow our businesses, while maintaining tight constraints on spending in a very competitive market," said chairman Edgar S. Woolard Jr. "Strong earnings and spending controls have generated
$900 million of net cash flow for the first half of this year."
          Sales for the second quarter were $10.2 billion, up
6 percent from prior year.  Petroleum segment sales were up
6 percent on higher oil volumes outside the United States and improved U.S. refinery operations. Combined segments other than Petroleum were up 7 percent, reflecting 10 percent higher volume, partly offset by 3 percent lower selling prices.

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          Petroleum segment earnings of $201 million were up
$23 million, or 13 percent. After adjusting 1993 results to exclude a nonrecurring after-tax charge of $21 million related to the sale of petroleum producing properties, earnings were up slightly, despite significantly lower refined product margins and lower crude oil prices. Upstream earnings were $153 million, up 19 percent, reflecting higher volumes, principally outside the United States, and lower operating and dryhole costs, partly offset by lower crude oil prices. Downstream earnings were $48 million, down 31 percent, on lower worldwide refined product margins.
          Chemicals segment earnings were $101 million, up
$10 million, or 11 percent, reflecting 4 percent higher sales and lower costs. Sales volume increased 9 percent, while selling prices declined 5 percent.
          Fibers segment earnings of $177 million were up
$67 million, or 61 percent, reflecting improvements in nylon, aramids, and nonwovens. Segment sales were 13 percent higher. Excluding additional sales from the acquisition of ICI's nylon business, sales were up 3 percent, reflecting 6 percent higher volume, partly offset by 3 percent lower prices.
          Polymers segment earnings were $183 million, up
$76 million, or 71 percent from last year. Packaging, indus-trial, and engineering polymers improved, reflecting lower



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costs and higher sales.  Adjusting for the absence of sales from the divested acrylics and polyethylene businesses, segment sales increased 13 percent, due to 16 percent higher volume, partly offset by 3 percent lower prices.
          Diversified Businesses segment earnings totaled
$208 million, including an after-tax charge of $47 million, or $.07 per share, reflecting an update of the estimate of costs related to the recall of "Benlate" DF 50 fungicide. This update is based on recent trial results, settlement experience, and the rate of spending on litigation associated with the recall. Excluding this charge, earnings were $255 million, up
$134 million, or 111 percent from the prior year. This reflects higher sales and lower costs in crop protection chemicals, a significant turnaround in printing and publishing, and recovery of coal earnings which were adversely affected last year by strikes. Segment sales were up 10 percent after adjusting for prior-year divestiture of the sporting goods business. Higher sales volume, up 14 percent, was partly offset by 4 percent lower prices.
          Net income for the first six months of 1994 was $1.4 billion, or $2.10 per share, compared to $1.0 billion, or $1.49 per share, in the same period last year. First half sales totaled $19.4 billion, up 4 percent.




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          "Most of our businesses performed very well during the
current quarter, particularly in the United States and Europe, even though selling prices remain under pressure and are below last year's levels," said Woolard. "We are continuing our focus on profitable growth opportunities and productivity improvement, and, absent a slowdown in worldwide economies, we expect continued earnings gains compared to last year."

                               ###

7/27/94












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





E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

                                                       Three Months Ended      Six Months Ended
CONSOLIDATED INCOME STATEMENT<Fa>                           June 30                 June 30
- -------------------------------------------------------------------------------------------------
(Dollars in millions, except per share)                 1994        1993       1994        1993
- -------------------------------------------------------------------------------------------------
SALES ............................................     $10,161     $9,546     $19,351     $18,616
Other Income .....................................         278        153         483         361
                                                       -------     ------     -------     -------
    Total ........................................      10,439      9,699      19,834      18,977
                                                       -------     ------     -------     -------
Cost of Goods Sold and Other Expenses ............       7,492      7,100      14,167      13,872
Selling, General and Administrative Expenses .....         709        807       1,373       1,549
Depreciation, Depletion and Amortization .........         670        683       1,373       1,360
Exploration Expenses, Including Dry Hole Costs
  and Impairment of Unproved Properties ..........          53         94         112         150
Interest and Debt Expense ........................         148        176         290         320
                                                       -------     ------     -------     -------
    Total ........................................       9,072      8,860      17,315      17,251
                                                       -------     ------     -------     -------
EARNINGS BEFORE INCOME TAXES .....................       1,367        839       2,519       1,726
Provision for Income Taxes .......................         575        323       1,085         717
                                                       -------     ------     -------     -------
NET INCOME .......................................     $   792     $  516     $ 1,434     $ 1,009
                                                       =======     ======     =======     =======


EARNINGS PER SHARE OF COMMON STOCK<Fb>............     $  1.16     $  .76     $  2.10     $  1.49
                                                       =======     ======     =======     =======
DIVIDENDS PER SHARE OF COMMON STOCK ..............     $   .44     $  .44     $   .88     $   .88
                                                       =======     ======     =======     =======


<Fa>Certain reclassifications of 1993 data have been made to conform to 1994 classifications.
<Fb>Earnings per share are calculated on the basis of the following average number of common shares outstanding:

                       Six Months Ended June 30:
                          1994 -- 679,204,899
                          1993 -- 675,997,819









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





E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

                                                          Three Months Ended              Six Months Ended
CONSOLIDATED INDUSTRY SEGMENT INFORMATION                      June 30                        June 30
- ----------------------------------------------------------------------------------------------------------------
(Dollars in millions)                                     1994          1993           1994            1993
- ----------------------------------------------------------------------------------------------------------------
SALES
- -----
Chemicals ........................................     $   959        $  922        $ 1,807        $ 1,781
Fibers ...........................................       1,722         1,530          3,367          2,977
Polymers .........................................       1,619         1,527          3,102          2,987
Petroleum ........................................       4,139         3,923          8,001          7,717
Diversified Businesses ...........................       1,722         1,644          3,074          3,154
                                                       -------        ------        -------        -------
    Total ........................................     $10,161        $9,546        $19,351        $18,616
                                                       =======        ======        =======        =======

AFTER-TAX OPERATING INCOME
- --------------------------
Chemicals ........................................     $   101        $   91        $   184        $   160
Fibers ...........................................         177           110            321            212
Polymers .........................................         183           107            330            184
Petroleum ........................................         201           178<Fa>        416            410<Fa><Fb>
Diversified Businesses ...........................         208<Fc>       121            356<Fc>        228
                                                       -------        ------        -------        -------
    Total ........................................         870           607          1,607          1,194

Interest and Other Corporate
  Expenses Net of Tax ............................         (78)          (91)          (173)          (185)
                                                       -------        ------        -------        -------

NET INCOME .......................................     $   792        $  516        $ 1,434        $ 1,009
- ----------                                             =======        ======        =======        =======


<Fa>Includes $21 loss from sale of petroleum producing properties.
<Fb>Includes $32 gain from exchange of North Sea properties.
<Fc> Includes $47 charge associated with "Benlate" DF 50 fungicide recall.




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